Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
ROBERT G. BUTTERFIELD, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Completes Acquisition of Pacific Financial Corporation

Walla Walla, WA – September 1, 2026 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, has completed the previously announced acquisition of Pacific Financial Corporation (“Pacific Financial”) and its wholly owned subsidiary, Bank of the Pacific, effective September 1, 2026.

“We are pleased to announce the completion of the merger, which expands our presence and density in attractive Western Washington and Western Oregon markets,” said Mark Grescovich, Banner President and Chief Executive Officer. “Bank of the Pacific is a highly respected, financially strong community bank with exceptional core deposits making this combination a complementary fit both strategically and culturally.”

“We welcome Pacific Financial’s shareholders, clients and employees to Banner, and extend a special welcome to Denise Portmann, former Bank of the Pacific CEO, to the Banner executive team,” Grescovich said. “Denise will continue to play a critical role in the successful integration of the two banks and the ongoing success of the combined organization.”

At June 30, 2026, Pacific Financial had total assets of $1.26 billion and operated fifteen Bank of the Pacific branches in Washington and Oregon. Systems integration is planned for November, bringing all operations under the Banner brand. At that time, legacy Bank of the Pacific clients will benefit from broader product offering, increased lending limits and an expanded branch delivery system beyond their existing markets.

Under the terms of the merger agreement, each outstanding share of Pacific Financial common stock was converted into the right to receive 0.2633 shares of Banner common stock. Immediately post-closing, former Pacific Financial shareholders own approximately 7%, and existing Banner shareholders own approximately 93%, of the combined company.

About Banner

Banner Corporation is a bank holding company with approximately $18 billion in assets as of the closing of the merger with Pacific Financial, operating a commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com. Banner’s investor relations website is  https://investor.bannerbank.com. The contents of Banner’s websites are not deemed to be incorporated by reference into this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements in this report that are not historical facts or that relate to future plans or events. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner. Except as required by law, Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Forward-looking statements may relate to, among other things, future financial performance, strategic plans or objectives, revenues or earnings projections, and other financial or operational information, and include, but are not limited to, statements relating to the anticipated benefits of the merger, and the timing and expected outcome of systems integration. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in the forward-looking statements due to factors and future developments which are uncertain, unpredictable and in many cases beyond Banner’s control, including, but are not limited to the risk that: (1) the business of Pacific Financial may not be integrated with Banner’s business successfully or such integration may be more difficult, time-consuming or costly than expected; (2) any of the anticipated benefits of the merger may not be realized or may not be realized within the expected time period; (3) client and employee relationships and business operations may be disrupted by the merger, and the parties may be challenged in retaining key relationships both during the pendency of the merger and following the completion of the merger; (4) management’s attention may be diverted from ongoing business operations and opportunities due to the merger, including post-closing integration; (5) there may be potential negative impacts caused by the dilution resulting from Banner’s issuance of shares of Banner common stock in connection with the merger; and (6) other risks detailed from time to time in Banner’s other reports filed with and furnished to the Securities and Exchange Commission including Banner’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.